Exhibit 99.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of American Land Lease, Inc. (the “Company”) for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Terry Considine, as Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

            (1)   The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

            (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Terry Considine
Name: Terry Considine Title: Chief Executive Officer Date: August 12, 2002

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